As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Compass, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0751604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Fifth Avenue, 3rd Floor

New York, New York 10011

(212) 913-9058

(Address of principal executive offices) (Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Robert Reffkin

Founder, Chairman and Chief Executive Officer

Compass, Inc.

90 Fifth Avenue, 3rd Floor

New York, New York 10011

(212) 913-9058

(Name, address, including zip code, and telephone number of agent for service)

Copies to:

James D. Evans Ran D. Ben-Tzur Morgan A. Sawchuk Michael M. Shaw Fenwick & West LLP 902 Broadway, Suite 14 New York, New York 10010 (212) 921-2001	Brad Serwin General Counsel and Corporate Secretary Compass, Inc. 90 Fifth Avenue, 3rd Floor New York, New York 10011 (212) 913-9058

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Compass, Inc. (the “Registrant”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 20,457,795 additional shares of its Class A common stock, $0.00001 par value per share (“Class A Shares”) available for issuance under the Registrant’s 2021 Equity Incentive Plan (“2021 EIP”), pursuant to the provision of the 2021 EIP providing for an automatic annual increase in the number of shares reserved for issuance and (b) 3,918,007 Class A Shares available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (“2021 ESPP”), pursuant to the provision of the 2021 ESPP providing for an automatic annual increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the Class A Shares issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 1, 2021 (Registration No. 333-254976), to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by Compass, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)

the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-40291) filed with the Commission on March 24, 2021 under Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-40291	3.1	5/13/2021

4.2	Restated Bylaws of the Registrant.	10-Q	001-40291	3.2	5/13/2021

4.3	Form of Registrant’s Class A Common Stock Certificate.	10-K	001-40291	4.1	2/28/2022

4.4	2021 Equity Incentive Plan and forms of award agreements thereunder.	S-1/A	333-253744	10.3	3/23/2021

4.5	2021 Employee Stock Purchase Plan.	S-1/A	333-253744	10.4	3/23/2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page to this registration statement).					X

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of February, 2022.

COMPASS, INC.

By:	/s/ Robert Reffkin
Robert Reffkin
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Reffkin, Kristen Ankerbrandt and Scott Wahlers, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Reffkin Robert Reffkin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Kristen Ankerbrandt	Chief Financial Officer (Principal Financial Officer)	February 28, 2022
Kristen Ankerbrandt

/s/ Scott Wahlers	Chief Accounting Officer (Principal Accounting Officer)	February 28, 2022
Scott Wahlers

/s/ Jeffrey Housenbold	Director	February 28, 2022
Jeffrey Housenbold

/s/ Frank Martell	Director	February 28, 2022
Frank Martell

/s/ Eileen Murray Eileen Murray	Director	February 28, 2022

/s/ Charles Phillips	Director	February 28, 2022
Charles Phillips

/s/ Steven Sordello	Director	February 28, 2022
Steven Sordello

/s/ Pamela Thomas-Graham	Director	February 28, 2022
Pamela Thomas-Graham